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Carolina Power & Light Company
BALANCE  SHEETS                                                                          September 30                December 31
(In thousands)                                                                      1997              1996              1996
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                                    ASSETS
Electric Utility Plant
  Electric utility plant in service                                            $ 10,039,131      $  9,659,303    $       9,783,442
  Accumulated depreciation                                                       (4,057,913)       (3,721,581)          (3,796,645)
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         Electric utility plant in service, net                                   5,981,218         5,937,722            5,986,797
  Held for future use                                                                12,734            12,752               12,127
  Construction work in progress                                                     155,098           215,329              196,623
  Nuclear fuel, net of amortization                                                 184,643           183,178              204,372
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         Total Electric Utility Plant, Net                                        6,333,693         6,348,981            6,399,919
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Current Assets
  Cash and cash equivalents                                                          14,736            18,020               10,941
  Accounts receivable                                                               396,167           344,753              384,318
  Fuel                                                                               46,715            43,478               60,369
  Materials and supplies                                                            130,604           127,644              122,809
  Deferred fuel cost (credit)                                                        11,260            (8,754)              (4,339)
  Prepayments                                                                        59,273            55,041               65,794
  Other current assets                                                               43,271            32,014               27,808
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         Total Current Assets                                                       702,026           612,196              667,700
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Deferred Debits and Other Assets
  Income taxes recoverable through future rates                                     342,976           384,325              384,336
  Abandonment costs (Note 4)                                                         45,461            46,559               65,863
  Harris Plant deferred costs                                                        67,834            88,500               83,397
  Unamortized debt expense                                                           53,767            71,201               69,956
  Miscellaneous other property and investments                                      393,320           454,796              489,334
  Other assets and deferred debits                                                  215,030           175,099              204,357
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         Total Deferred Debits and Other Assets                                   1,118,388         1,220,480            1,297,243
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            Total Assets                                                       $  8,154,107      $  8,181,657    $       8,364,862
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                        CAPITALIZATION AND LIABILITIES
Capitalization
  Common stock equity                                                          $  2,805,515      $  2,682,931    $       2,690,454
  Preferred stock - redemption not required (Note 3)                                 59,376           143,801              143,801
  Long-term debt, net (Note 3)                                                    2,389,251         2,459,445            2,525,607
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         Total Capitalization                                                     5,254,142         5,286,177            5,359,862
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Current Liabilities
  Current portion of long-term debt                                                 188,529           138,345              103,345
  Notes payable                                                                           -             3,640               64,885
  Accounts payable                                                                  160,344           194,810              375,216
  Taxes accrued                                                                     134,257           176,160                    -
  Interest accrued                                                                   33,810            36,055               39,436
  Dividends declared                                                                 69,901            71,386               73,469
  Other current liabilities                                                          96,950            71,236               74,668
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         Total Current Liabilities                                                  683,791           691,632              731,019
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Deferred Credits and Other Liabilities
  Accumulated deferred income taxes                                               1,743,092         1,733,013            1,827,693
  Accumulated deferred investment tax credits                                       224,587           234,873              232,262
  Other liabilities and deferred credits                                            248,495           235,962              214,026
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         Total Deferred Credits and Other Liabilities                             2,216,174         2,203,848            2,273,981
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Commitments and Contingencies (Note 6)

            Total Capitalization and Liabilities                               $  8,154,107      $  8,181,657    $       8,364,862
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SCHEDULES OF COMMON STOCK EQUITY
(In thousands)
  Common stock                                                                 $  1,371,520      $  1,369,963    $       1,366,100
  Unearned ESOP common stock                                                       (165,805)         (178,514)            (178,514)
  Capital stock issuance expense                                                       (790)             (790)                (790)
  Retained earnings                                                               1,600,590         1,492,272            1,503,658
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         Total Common Stock Equity                                             $  2,805,515      $  2,682,931    $       2,690,454
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See Supplemental Data and Notes to Consolidated Interim Financial Statements.



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